EXHIBIT 99.1

EQUATOR Beverage Company Reports Q3 2023 Results

JERSEY CITY, NJ/ACCESSWIRE/ October 2, 2023 - EQUATOR Beverage Company (OTC: MOJO) reports its results of operations for the quarter ended September 30, 2023. The Form 10-Q is expected to be filed in mid-October with the United States Securities and Exchange Commission.

Highlights include:

•	Q3 2023 Net Revenue was $675,947, up from $548,973 for the same period last year.

•	Q3 2023 Gross Margin was $308,685 or 46% of Net Revenue an increase of $140,576 over the same period last year.

•	Q3 2023 Taxable Income was $75,717 a $81,465 improvement from last year.

During Q3, EQUATOR commenced shipments to 900 new retail stores and received authorization for an additional 950 retail stores which should ship this month.

EQUATOR continues to seek opportunities to repurchase shares of its common stock that are restricted from sale or publicly traded.

For additional information contact:

Glenn Simpson CEO

EQUATOR Beverage Company

917 574 1690

Symbol Ticker: MOJO

Website: www.equatorbeverage.com

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ‘seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risk.

1